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                                                                    Exhibit 99.2

ELECTION FORM

Return this form in the GREEN enclosed envelope to American Stock Transfer & Trust Company as indicated below:

GLACIER BANCORP, INC. (GLACIER)

FIRST NATIONAL BANK OF MORGAN (FIRST NATIONAL)

[GRAPHIC OMITTED]

BY HAND:                                       BY MAIL OR OVERNIGHT COURIER:

59 MAIDEN LANE                                 OPERATIONS CENTER
NEW YORK, NY 10038                             ATTN: REORGANIZATION DEPARTMENT
ATTENTION: REORGANIZATION DEPARTMENT           6201 15TH AVENUE
                                               BROOKLYN, NY 11219

DO NOT MAIL THIS ELECTION FORM TO GLACIER OR FIRST NATIONAL.

DIRECT ANY QUESTIONS TO AMERICAN STOCK TRANSFER & TRUST COMPANY AT 1-877-248-6417 (TOLL FREE) OR 1-718-921-8317

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1. ABOUT YOU AND YOUR SHARES -- Indicate Address Change as Necessary Below

                        Number of Shares                  Certificate Number

                        ---------------------             ----------------------

                        ----------------------            ----------------------

                        ----------------------            ----------------------

                        ----------------------            ----------------------

                      TOTAL NUMBER OF CERTIFICATED SHARES:
                                                          ----------------------

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2. ELECTION -- You may select one of the following options:

[ ] 1. Exchange all of my First National shares for Glacier shares (the "ALL
       STOCK ELECTION").

[ ] 2. Exchange all of my First National shares for cash (the "ALL CASH
       ELECTION").

[ ] 3. Exchange percent (_____%) (please specify a whole percentage that is a multiple of 10%) of my First National shares for Glacier shares (rounded down to the nearest whole share by the Exchange Agent) and the balance for cash (the "COMBINATION ELECTION").

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3. REQUIRED SIGNATURES -- All shareholders must sign below.

X
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Signature of Shareholder                     Date

X
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Signature of Shareholder (if joint account)  Date

(       )       -
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Daytime Phone Number, including Area Code

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PLEASE DO NOT SEND YOUR FIRST NATIONAL STOCK CERTIFICATES AT THIS TIME.

A SEPARATE LETTER OF TRANSMITTAL AND INSTRUCTIONS FOR SUBMITTING YOUR STOCK CERTIFICATES WILL BE DELIVERED TO YOU AFTER CONSUMMATION OF THE MERGER.

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                 INSTRUCTIONS FOR COMPLETING THE ELECTION FORM

Although you are not being requested to submit your stock certificates at this time, please be aware that all holders of First National shares must surrender their First National stock certificates to American Stock Transfer & Trust Company (the "EXCHANGE AGENT") in order to receive the merger consideration that they are electing. DO NOT SEND YOUR FIRST NATIONAL STOCK CERTIFICATES AT THIS TIME. A SEPARATE LETTER OF TRANSMITTAL AND INSTRUCTIONS WILL BE DELIVERED TO YOU AFTER CONSUMMATION OF THE MERGER. Until First National stock certificates are received by the Exchange Agent, together with such documents as the Exchange Agent may require, and until such documents are processed for exchange by the Exchange Agent, the holder of such First National stock certificates will not receive Glacier shares and/or cash consideration (or any dividends or other distributions payable on any such Glacier shares). No interest will accrue on the cash consideration, the cash in lieu of fractional shares or such dividends. Any such dividends or other distributions will not be reinvested pursuant to any plan. If your First National stock certificates are lost, stolen or destroyed, please contact Stan Nielsen at First National prior to consummation of the merger.

Box 2 of the Election Form allows certain First National shareholders to elect to receive merger consideration in the form of shares of Glacier common stock (an "All Stock Election"), cash (an "All Cash Election") or a combination of Glacier shares and cash (a "Combination Election"). Please note that you cannot make an election if you vote your First National shares against the merger or deliver a notice of dissent to First National.

Assuming that you are entitled to and wish to make an election, you must complete this Election Form and submit it to the Exchange Agent prior to the "ELECTION DEADLINE" on _____________ ____, 2006. Your election is subject to the merger agreement. If you (i) voted your First National shares against the merger or delivered a notice of dissent to First National, and (ii) do not subsequently assert your dissenter's rights, you will receive cash.

Your election is subject to certain terms, conditions and limitations that have been set out in the merger agreement and the proxy statement/prospectus provided to you in connection with the First National shareholders meeting being held to consider and vote on the merger. The merger agreement is included as Appendix A to the proxy statement/prospectus. Extra copies of the proxy statement/prospectus may be requested from Glacier at 1-406-756-4200.

INSTRUCTION 1. ELECTIONS, CERTIFICATES AND SHARE ALLOCATIONS. Unless you vote your First National shares against the merger or deliver a notice of dissent to First National, you may select ONE of the following options in Box 2: (l) All Stock Election, (2) All Cash Election, or (3) Combination Election. Please read the following sections of the proxy statement/prospectus for a discussion of these options and the allocation procedures associated with them: "The Merger--Merger Consideration," "The Merger--Election Procedure" and "The Merger--Allocation." In order to make a valid election, you must complete Box 2 entitled "Election" to indicate the desired form of merger consideration. To properly complete this form, each shareholder must also complete Box 1 entitled "About You and Your Shares" by specifying the number of each First National stock certificate in the column under the heading "Certificate Number" and the number of First National shares represented by each First National stock certificate in the column under the heading "Number of Shares" beside each certificate number. All holders of First National shares will be required to surrender their First National stock certificates to the Exchange Agent in order to receive the merger consideration. DO NOT SEND YOUR FIRST NATIONAL STOCK CERTIFICATES AT THIS TIME. A SEPARATE LETTER OF TRANSMITTAL AND INSTRUCTIONS WILL BE DELIVERED TO YOU AFTER CONSUMMATION OF THE MERGER. As described in the proxy statement/prospectus, the aggregate merger consideration consists of $20 million in cash and shares of Glacier common stock, less the amount of any excess transaction fees, and as further adjusted if First National's capital is below specified levels or if certain stock market price decreases occur. Because the aggregate merger consideration is fixed, all elections are subject to the allocation procedures described in the proxy statement/prospectus if the elections as a whole result in an oversubscription of either Glacier common stock or cash.

INSTRUCTION 2. ELECTION DEADLINE. The Election Deadline is 5:00 p.m. Mountain Time on __________, ____, 2006. To make a valid All Cash Election, All Stock Election or Combination Election, you must deliver this Election Form, properly completed, to the Exchange Agent at the address shown on the front of the Election Form no later than 5:00 p.m. Mountain Time on ___________ _____, 2006. The Exchange Agent will have reasonable discretion to determine whether any Election Form is received on a timely basis and whether an Election Form has been properly completed. Any such determinations are conclusive and binding.

INSTRUCTION 3. REVOCATION OR CHANGE OF ELECTION FORM. Any Election Form may be revoked or changed by written notice to the Exchange Agent from the person submitting such Election Form, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have reasonable discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

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INSTRUCTION 4. SIGNATURES ON ELECTION FORM.

(a) All signatures must correspond exactly with the name written on the face of the First National stock certificates without alteration, variation or any change whatsoever.

(b) If this Election Form is signed by a person(s) other than the record holder(s) of the First National stock certificates delivered (other than as set forth in paragraph (c) below), such certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appears on such certificate.

(c) If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the First National stock certificates, he or she must indicate the capacity when signing and must submit proper evidence of his or her authority to act.

INSTRUCTION 5. DELIVERY OF ELECTION FORM. This Election Form, properly completed and duly executed, should be delivered to the Exchange Agent at the address set forth on the front of the Election Form. Insert in the box at the top of the Election Form the certificate number(s) of the First National common stock certificate(s) which you own and the number of shares represented by each certificate. If the space provided is insufficient, attach a separate sheet listing this information.

INSTRUCTION 6. HOLDERS WHO ARE NOMINEES, TRUSTEES OR OTHER REPRESENTATIVES. Each holder of record of First National shares is entitled to make an election covering all First National shares actually held of record by such holder. Nominee record holders, which include brokers, trustees or any other person that holds First National shares in any capacity whatsoever on behalf of more than one person or entity, are entitled to make an election for such nominee record holders as well as an election on behalf of each beneficial owner of First National shares held through such nominee record holders, but such elections must be made on one Election Form. Beneficial owners who are not record holders are not entitled to submit Election Forms. Persons submitting an Election Form on behalf of a registered stockholder as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or acting in another fiduciary or representative capacity should refer to Instruction 4 above.

INSTRUCTION 7. MISCELLANEOUS. Neither Glacier or First National, nor the Exchange Agent is under any duty to give notification of defects in any Election Form. Glacier, First National and the Exchange Agent shall not incur any liability for failure to give such notification, and each of Glacier, First National and the Exchange Agent has the absolute right to reject any and all Election Forms not in proper form or to waive any irregularities in any Election Form.

INSTRUCTION 8. INFORMATION AND ADDITIONAL COPIES. Additional copies of this Election Form may be obtained by telephoning American Stock Transfer & Trust Company at 1-877-248-6417. All inquiries with respect to the completion of the Election Form should be made directly to the Exchange Agent at 1-877-248-6417.

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